Exhibit 10.19

OSS MASTER SERVICES AGREEMENT

This OSS MASTER SERVICES AGREEMENT (“Master Services Agreement”) is entered into this 27th day of December, 2004_(the “Effective Date”) by and between NeuStar, Inc., a Delaware corporation with a principal place of business at 46000 Center Oak Plaza, Sterling, VA, 20166 USA, and Vonage Holdings Corporation (“Customer”), with a principal place of business at 2147 Route 27 Edison, NJ 08817_(individually a “Party” and collectively the “Parties”).

1.     DEFINITIONS.  Capitalized terms and phrases used in this Master Services Agreement shall have the meanings set forth in Schedule I.  Terms that are not defined therein or in this Master Services Agreement are defined in the context in which they are used and have the meanings there stated.

2.     SERVICES.  NeuStar shall provide to Customer certain Operations Support Systems (“OSS”) services (“Services”) as set forth in the NeuStar OSS Clearinghouse Addendum and individual Service Agreements, Reseller Agreements executed by the Parties and appended hereto as Addenda.  NeuStar will render such Services only pursuant to the terms and conditions set forth herein and contained in each Addendum, which, upon acceptance by NeuStar, will form a separate binding agreement between the Parties.  Each Addenda shall incorporate by reference the terms and conditions of this Master Services Agreement.  NeuStar may provide or perform any of the Services through Affiliates, subcontractors or authorized agents, provided that NeuStar remain obligated to perform its obligations hereunder.

3.     CUSTOMER RESPONSIBILITIES.

3.1.    No Resale. Except when the Parties execute a Reseller Agreement, and then only as set forth therein, the Services are for use by Customer and its End Users only, and solely for Customer’s internal business purposes, and not for resale to any third party, including by way of a service bureau.

3.2.    Non-Interference. Neither Customer nor its End Users, customers, suppliers, contractors, licensors or licensees shall restrict or interfere with NeuStar’s systems or the maintenance or use thereof.  Upon notice, Customer shall promptly remove or cause the removal of any hazard, interference or service obstruction that may be caused by equipment, hardware, software, content or connectivity, owned by or under the control of Customer or its End Users or customers.  In the event that Customer or its End Users, customers, suppliers, licensors or licensees restrict or interfere with any Service, NeuStar may upon reasonable notice, suspend, in whole or in part, until such restriction or interference is cured, performance of its obligations hereunder.

3.3.    No Liens. Customer shall not, directly or indirectly, cause any NeuStar property to become subject to any mechanic’s lien, materialman’s lien, vendor’s lien or any similar lien, whether by operation of law or otherwise.  If Customer becomes aware: that it has breached its obligations under this Section, it shall promptly notify NeuStar in writing, cause such lien to be discharged and released of record without cost to NeuStar, as soon as reasonably possible, and indemnify NeuStar against all Losses.

3.4.    Related Costs. Except as specifically set forth in an Addendum, Customer shall have sole responsibility for the costs, expenses and deployment of any interconnection, installation and testing necessary to receive the Services.

3.5.    Network Connections. As part of this Master Services Agreement, Customer may be required to connect to NeuStar’s system.

(a)   Customer may only use the network connection to NeuStar’s systems (“Network Connection”) for the specific lawful business purposes outlined in this Master Services Agreement, or in any applicable Service Agreements or Addenda.

(b)   Customer shall not use the Network Connection or its equipment or systems in a way that interferes in any way with or adversely affects the use of the NeuStar network by NeuStar or any other authorized third party user of the NeuStar network.

(c)   Upon prior written notice by NeuStar, Customer shall promptly remove any interference or service obstruction that may be caused by hardware, software or connectivity, owned by or under the control of Customer or any of its representatives, agents or contractors.  If Customer fails to remove any interference or service obstruction in a reasonably timely manner, NeuStar may take any and all reasonable steps necessary to remedy the interference or service obstruction, at Customer’s expense, with no liability to NeuStar.  Additionally, if the interference or service obstruction creates an emergency or urgent situation, NeuStar may take any and all reasonable steps necessary to remedy the interference or service obstruction, at Customer’s expense, with no liability to NeuStar.

(d)   Each party shall take all reasonable precautions not to disturb or interfere with the other party’s services or property, unless such disturbance or interference is deemed to be necessary for control of the use of NeuStar’s network and the party is notified in advance.

(e)   Customer will allow only authorized employees or agents to access the Network Connection. Customer shall be solely responsible for ensuring that such employees or agents are not security risks.

(f)    Each party will adhere to generally accepted industry best practices relating to network security and data privacy as they relate to the Network Connection and shall be solely responsible for the selection, implementation, and maintenance of security procedures and policies that are sufficient to ensure that (a) such party’s use of the Network Connection (and Customer’s use of NeuStar-owned equipment) is secure, including protected from viruses and other malicious code or attacks, and is used only for authorized purposes, and (b) such party’s business records and data are protected against improper access, use, loss alteration or destruction.

3.6.    User Agreements. Customer acknowledges that the receipt of certain Services hereunder may be subject to the requirements of the North American Portability Management, LLC, and thus the provision of such Services are conditioned upon the recipient of such Services to executing an NPAC/SMS User Agreement with NeuStar, as the NPAC Administrator, for each applicable service area.

4.     PROFESSIONAL SERVICES.

4.1.    Statement of Work. Any Services of a professional nature (e.g., development, programming, etc...) provided by NeuStar shall be set forth in a mutually agreed upon written statement of work (“Statement of Work”).  Each Statement of Work shall contain a conspicuous reference identifying it as a Statement of Work under this Master Services Agreement, or the appropriate Service

Pages where confidential treatment has been requested are stamped, "Confidential Treatment Requested" and the redacted material has been separately filed with the Commission. All redacted material has been marked by three asterisks (***).

Agreement.  Each Statement of Work shall include or incorporate by reference, subject to agreement to the contrary, the following information, or the process for agreeing to the same:

(a)   A statement of project requirements.

(b)   A description of the professional services.

(c)   A specification covering each Deliverable.

(d)   Provisions for the design, testing, and final acceptance of each Deliverable.

(e)   A description of all required progress meetings and the personnel required to participate.

(f)    A description of all milestones, including all delivery dates or events.

(g)   A statement of compensation structure, including all particular fees or charges.

(h)   The maximum authorized total expenditure (if applicable).

(i)    A list of the Parties’ representatives.

(j)    Any special Intellectual Property provisions.

(k)   Any special termination provisions.

(l)    Any assumption(s) on which performance of the professional services or delivery of Deliverables is conditioned.

(m)  Any special warranty provisions.

4.2.     Modifications. If either Party desires to modify a Statement of Work, then the following procedure will be followed:

(a)   The requesting Party shall submit a written request to the other proposing change(s) to a Statement of Work.

(b)   NeuStar shall develop a change order that includes: (i) an analysis of the impact of the proposed modification 3n the Deliverable(s), including functionality, if applicable; iii) an estimate of the impact on the estimated schedule for the proposed Deliverable(s) resulting from the proposed change order; (iii) an estimate of the additional cost, if any, of the proposed modification; and (iv) an evaluation of the technical feasibility of the proposed change.  The modification will not become effective until both Parties agree to it in a writing signed by both.

4.3.    Deliverables. NeuStar shall deliver the Deliverable(s) to Customer in accordance with the applicable Statement of Work.  Each Statement of Work shall set forth a period after delivery of a Deliverable (the “Acceptance Period”) for the performance of acceptance or functionality testing, if any, and the period within which Customer shall provide NeuStar with a notice of any non-conformities.  If not specified in the applicable Statement of Work, the Acceptance Period is deemed to be fourteen (14) days after delivery of the Deliverable or any corrected Deliverable.  If the relevant Statement of Work is priced on a Fixed Price Basis, then, unless otherwise provided, NeuStar shall correct all non-conformities within thirty (30) days of receipt of such notification.  If the non-conformance is not corrected during such period, then Customer may, at its sole discretion, terminate the Statement of Work in accordance with this Master Services Agreement or require NeuStar to continue working to provide the Deliverable.  If the relevant Statement of Work is priced on a Time and Materials Basis, then, unless otherwise provided, the Parties shall follow the modification procedures set forth in Section 4.2.  Customer is deemed to accept a Deliverable when it either (a) provides NeuStar with written notification of acceptance or (b) fails to provide such written notice of acceptance or a written notice of non-conformities to NeuStar within the Acceptance Period.

5.     PAYMENT TERMS.

5.1.    Payment. Customer shall pay all charges as may be set forth in the Statement of Work or Addenda .  Unless otherwise provided for in such Statement of Work or Addenda , NeuStar shall render invoices to Customer on a monthly basis.  Payment shall be due and payable no later than thirty (30) days after the date of the invoice.  Unless subject to a good faith dispute, and then only if Customer provides NeuStar with notice of the nature of the dispute prior to the due date, any amounts not paid when due shall be assessed interest at a monthly rate equal to one and one half percent (1.5%) or the maximum rate allowed by law, whichever is less, from the date the payment was due.  If NeuStar commences legal proceedings to collect any payment due to it hereunder and Customer is found to be required to make such payments, Customer shall be responsible for and pay all reasonable attorney’s fees, court costs and other reasonable collection expenses incurred by NeuStar.

5.2.    Statements of Work.

(a)   If a Statement of Work provides for charges on a Time and Materials Basis, then NeuStar shall charge Customer the labor rates set forth in the applicable Statement of Work.  If such charges and timelines are specifically noted as an estimate in the Statement of Work and performance requires fewer hours or charges than the estimate, then the Customer’s cost will be less than the estimate.  If performance requires more hours or higher charges than the estimate, then NeuStar will notify Customer as soon as it becomes aware of the need.  Customer may then terminate the applicable Statement of Work by paying NeuStar for the hours worked and material purchased to date, continue with the work up to the estimated hours, or exercise the amendment process set forth herein and amend the Statement of Work and authorize additional work.

(b)   If a Statement of Work provides for charges on a Fixed Price Basis, then NeuStar shall perform the stated professional services and deliver the required Deliverables for the fixed price set forth in the Statement of Work.

5.3.    Taxes. All charges to Customer are calculated exclusive of any applicable federal, state or local use, excise, value-added, gross receipts, sales and privilege taxes, duties, universal service assessments or similar liabilities (other than general income or property taxes imposed on NeuStar) associated with the Services, whether charged to NeuStar, its suppliers or Affiliates, Customer or End User.

5.4.    Records. During the Term, as defined in Section 6.1 below, and for twelve (12) months thereafter, either Party shall provide the other, or its designated representative, upon written request of at least fourteen (14) days, and not more than once per calendar year, reasonable and necessary access to such records and facilities as are reasonably necessary during normal business hours for the purpose of verifying billing invoices under this Master Services Agreement.

5.5.    Assurances. Upon request by NeuStar, Customer shall provide a deposit, letter of credit or similar surety as a condition of continued provision of service if (a) Customer’s payments are repeatedly overdue or (b) there is a material and adverse change to Customer’s financial condition or business prospects.

6.     TERM & TERMINATION.

6.1.    Term. This Master Services Agreement shall commence on the Effective Date and shall continue until the later of (a) the fifth (5th Anniversary of the Effective Date or (b the date on which the term of the last effective Addenda expires or is otherwise terminated (collectively with any renewal periods, the “Term”), unless otherwise earlier terminated in accordance with this Master Services Agreement.

6.2.    Event of Default Termination. In the event that either Party commits an Event of Default, the other Party may, by giving written notice to the defaulting Party, immediately terminate the applicable Addendum under which the material breach occurred.  The foregoing notwithstanding, the non-defaulting party may pursue any legal remedies it may have under applicable law or principles of equity relating to such breach and subject to the terms of this Section.

6.3.    Insolvency. Either Party may immediately terminate the Addenda if the other Party (a) becomes or is declared insolvent or bankrupt; (b) is the subject of any proceeding related to its liquidation or insolvency (whether voluntarily or involuntarily) which is not dismissed within ninety (90) Days; (c) makes an assignment for the benefit of creditors; (d) experiences a material adverse change in financial condition which may reasonably be expected to affect its ability to perform; or (e) fails to comply with a written request for reasonable assurances within ten (10) Business Days or otherwise repudiates any Addenda.

6.4.    Effect of Termination. Termination refers to the termination of the Parties’ respective commitments and obligations from and after the date of termination, but does not relieve the Parties of their payment and other obligations incurred prior to the date of termination.  To the extent NeuStar is performing professional services on behalf of Customer, NeuStar shall, with regard to such services:

(a)   inform Customer of the extent to which performance has been completed through the date of termination or expiration;

(b)   wind up its work in a commercially reasonable manner;

(c)   preserve items of value created prior to termination;

(d)   deliver to Customer all work in progress that Customer has paid for at that time; and

(e)   invoice Customer all amounts properly due and owing since the date of last invoice.

7.     INTELLECTUAL PROPERTY.

7.1.    Reservation. Each Party retains all right, title and interest in and to its respective Intellectual Property rights  No licenses will be deemed to have been granted by either Party to any of its Intellectual Property rights, except as otherwise expressly authorized in an Addenda.  Any provision in a Statement of Work that deems any Deliverables developed by NeuStar to be a “work made for hire” or the property of Customer, including any Intellectual Property rights thereto, shall be contingent upon payment to NeuStar of all amounts properly invoiced to Customer.

7.2.    Tools. All right, title and ownership to any tools, software (both in object code and source code form), hardware, databases excluding any Customer data contained in such databases, and know-how, which NeuStar previously developed or which NeuStar independently develops or licenses from a third party (collectively, “NeuStar Tools”) shall remain the exclusive property of NeuStar.  The foregoing notwithstanding, in the event that, in order for Customer to use the Services, NeuStar provides Customer with an API, software toolkit, or other software, subject to the terms and conditions of this Master Services Agreement, including without limitation Customer’s timely payment of all fees due, NeuStar hereby grants Customer a non-exclusive, non-transferable except to the extent in conjunction with a permissible assignment of this Master Services Agreement, worldwide, license to use during the Term the API, toolkit and/or other software, as well as any updates and upgrades thereof, solely for the purpose of accessing and using the Services under this Master Services Agreement.  In the case that Customer resells a Service under a reseller agreement, the foregoing license shall include the right to sublicense.  NeuStar may, in its discretion from time to time and at no charge to Customer, make modifications to the API, toolkit and/or other software licensed hereunder.  NeuStar will use commercially reasonable efforts to provide Customer with reasonable notice prior to the implementation of any material changes to the API, toolkit and/or other software.

7.3.    Prohibition. Customer shall not, within its reasonable control allow others to, reverse engineer or otherwise attempt to derive source code from the Toolkit, other software, Services, or any software accessed as part of the Services.

8.     CONFIDENTIALITY.

8.1.    Confidential Information. Each Party acknowledges that they may be furnished with, receive, or otherwise have access to Confidential Information of the other Party.

8.2.    Exclusion. Confidential Information excludes any information that the receiving Party can demonstrate:

(a)   at the time of disclosure, was in the public domain or in the possession of the receiving Party;

(b)   after disclosure, is published or otherwise becomes part of the public domain through no fault of the receiving Party;

(c)   was received after disclosure from a third party who had a lawful right to disclose such information to the receiving Party without any obligation to restrict its further use or disclosure;

(d)   was independently developed by the receiving Party without reference to Confidential Information of the disclosing Party; or

(e)   was required to be disclosed to satisfy a legal requirement of a competent government body.

8.3.    Obligations. The following obligations with respect to Confidential Information shall survive the expiration or termination of this Master Services Agreement perpetually.

(a)   Each Party’s Confidential Information shall remain the property of that Party.  Each Party shall use at least the same degree of care, but in any event no less than a reasonable degree of care, to prevent unauthorized disclosure of Confidential Information as it employs to avoid unauthorized disclosure of its own Confidential Information of a similar nature.  Except as otherwise permitted hereunder, the Parties may disclose such information to entities performing services required hereunder where: (i) use of such entity is authorized hereunder, (ii) such disclosure is necessary or otherwise naturally occurs in that entity’s scope of responsibility, and (iii) the entity agrees in writing to assume the obligations described in this Article.  Any disclosure to such entity shall be under the terms and conditions of this Article.

(b)   Each Party shall take reasonable steps to ensure that its employees comply with this Article.  In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the disclosing Party, the receiving Party shall promptly, and at its own expense notify the disclosing Party in writing, and take such actions as may be necessary and cooperate in all reasonable respects with the disclosing Party to minimize the violation and any damage resulting therefrom.

(c)   Except as otherwise provided herein, either Party may disclose the terms and conditions of this Master Services Agreement to third parties that (i) have expressed a bona fide interest in consummating a significant financing, merger or acquisition transaction between such third parties and such Party, (ii) have a reasonable ability (financial and otherwise) to consummate such transaction, and (iii) have executed a nondisclosure agreement that includes within its scope the terms and conditions of this Article or substantially similar terms and conditions and also includes a procedure to limit the extent of copying and distribution of this Master Services Agreement.  Each Party shall endeavor to delay the disclosure of the terms and conditions of this Master Services Agreement until the status of discussions concerning such transaction warrants such disclosure.

(d)   A Party receiving a request pursuant to Section 8.2(e) to disclose Confidential Information shall immediately upon receiving such request, and to the extent that it may legally do so, advise the disclosing Party promptly and prior to making such disclosure in order that the disclosing Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information

9.     REPRESENTATIONS & DISCLAIMERS.

9.1.    Mutual Representations. Each Party represents and warrants that:

(a)   it has the requisite corporate power and authority I:o enter into this Master Services Agreement and to carry out the transactions contemplated hereunder;

(b)   the execution, delivery and performance of this Master Services Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by the requisite corporate action on its part; and

(c)   this Master Services Agreement has been duly executed and delivered, and create lawful, valid and legally binding obligations, in accordance with their respective terms.

9.2.    NeuStar Representations. NeuStar represents and warrants that:

(a)   it shall obtain and/or maintain the resources necessary to provide the Services and shall operate its activities in a professional and workmanlike manner, in accordance with accepted industry standards, and in compliance with all laws, regulations, orders and decrees applicable to NeuStar;

(b)   it shall provide the particular Services in accordance with the particular description of Services set forth in the applicable Addendum;

(c)   its provision of the Services does not and shall not infringe, misappropriate or violate the United States Intellectual Property rights of any Person; and

(d)   it owns or otherwise has the right to provide Customer with Services contemplated hereunder.

9.3.    Customer Representations. Customer represents and warrants that, to the extent required for the receipt or resale of any Services, it has executed for each applicable service area an NPAC/SMS User Agreement pursuant to the corresponding NPAC/SMS Master Agreement with the North American Portability Management, LLC, and that each such NPAC/SMS User Agreement is in full force and effect upon execution of this Master Services Agreement.

9.4     Customer Restrictions. Customer shall not make any representations or warranties, whether written or oral, to third parties, including without limitation, its own customers or End Users, concerning the Services that are not expressly authorized herein or that materially depart from any applicable services level commitment set forth under this Master Services Agreement.

9.5.    Disclaimers. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN OR UNDER THIS MASTER SERVICES AGREEMENT, ALL SERVICES PROVIDED HEREUNDER ARE PROVIDED “AS IS” AND “AS AVAILABLE”, AND NEITHER NEUSTAR NOR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR ASSIGNS MAKE ANY WARRANTIES TO CUSTOMER OR TO ANY OTHER THIRD PARTY INCLUDING, WITHOUT LIMITATION, ITS OWN CUSTOMERS AND END USER, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BY WAY OF EXAMPLE AND NOT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT RELATING TO ANYTHING PROVIDED OR USED OR DESCRIBED HEREUNDER, AND ANY SERVICES, EQUIPMENT, MATERIAL, GOODS, REAL ESTATE OR OTHER TANGIBLE OR INTANGIBLE ASSET THAT IS CONVEYED, HYPOTHECATED, LEASED, SOLD, OR OTHERWISE PROVIDED TO CUSTOMER IN ANY MANNER, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

10.  LIABILITY.

10.1.       General Intent.  Subject to the specific provisions of this Article, it is the intent of the Parties that each shall be liable to the other only for any direct damages incurred by the non-breaching Party as a result of the breaching Party’s failure to perform its obligations in the manner required by this Master Services Agreement.

10.2.       Restrictions.

(a)   EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS IN SECTIONS 11.1(b) AND 11.2(c), WHICH SHALL NOT BE LIMITED, AND NOTWITHSTANDING ANYTHING IN THIS MASTER SERVICES AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR ASSIGNS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE, SPECIAL, EXEMPLARY OR OTHER INDIRECT DAMAGES, INCLUDING, BY WAY OF EXAMPLE AND NOT LIMITATION, LOSS OF BUSINESS, PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE, WHETHER SUCH CLAIM IS CHOATE OR INCHOATE, WHETHER BY STATUTE, IN TORT, OR IN CONTRACT, INCURRED BY A PARTY, INCLUDING SUCH PARTY’S CUSTOMERS, VENDORS OR BENEFICIARIES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(b)   FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE EXCLUSIVE REMEDY OF CUSTOMER AND NEUSTAR’S SOLE LIABILITY.

(c)   EACH PARTY’S LIABILITY HEREUNDER SHALL BE LIMITED TO THE LESSER OF (I) ACTUAL DIRECT DAMAGES, (II) AMOUNTS ACTUALLY PAID (INCLUDING

BOTH PRINCIPAL AND INTEREST) TO NEUSTAR BY CUSTOMER IN CONNECTION WITH THE CONTESTED SERVICE OVER THE PRECEEDING TWELVE (12) MONTHS FROM THE TIME THE EVENT RESULTING IN LIABILITY OCCURS.  THE FORGOING LIMITATION SHALL NOT APPLY WITH RESPECT TO FEES DUE AND OWING HEREUNDER, OR CLAIMS ARISING OUT OF A BREACH OF ANY CONFIDENTIALITY PROVISIONS.

10.3.       Force Majeure.  Neither Party shall be liable for any loss or damage resulting from any cause beyond its reasonable control (a “Force Majeure Event”) including an “act of God”, insurrection or civil disorder, war or military operations, national or local emergency, acts or omissions of government, highway authority or other competent authority, compliance with any statutory obligation or executive order, industrial disputes of any kind (whether or not involving either Party’s employees), fire, lightning, explosion, flood, subsidence, weather of exceptional severity, or any similar act or omission beyond the reasonable control of any Party.  Upon the occurrence of a Force Majeure Event and to the extent such occurrence interferes with a Party’s performance of this Master Services Agreement, each Party shall be excused from performance of its obligations during the period of such interference, provided that such Party uses all reasonable commercial efforts to avoid or remove such causes of nonperformance.

11.  INDEMNIFICATION.

11.1.       NeuStar Obligations.  NeuStar shall indemnify, defend and hold harmless Customer, its Affiliates and their respective officers, directors, employees, shareholders, and members from and against any losses, claims, penalties, fines, judgments, damages, forfeitures, liabilities or expenses (including reasonable attorney’s fees, expert witness fees, expenses and costs of settlement) (collectively, “Losses”) or threatened Losses arising out of third party claims relating to, incurred in connection with, or based upon:

(a)   any breach by NeuStar of its warranties and representations set forth in this Master Services Agreement; or

(b)   any infringement, misappropriation or violation of any United States Intellectual Property right asserted by any third party relating to a Service or Deliverables, including the provision or use thereof, except to the extent that such claim is based on a use of Service or Deliverable that is not authorized under this Master Services Agreement, or otherwise not recommended by NeuStar in writing to Customer, or to the extent that Customer specified the manner in which NeuStar was to perform.

11.2.       Customer Obligations.  Customer shall indemnify, defend and hold harmless NeuStar, its Affiliates and their respective officers, directors, employees, shareholders, and members from and against any Losses or threatened Losses arising out of, relating to, incurred in connection with, or based upon:

(a)   any breach by Customer of its warranties and representations set forth in this Master Services Agreement;

(b)   Customer use of a Service or Deliverable that is not authorized under this Master Services Agreement, or otherwise not recommended by NeuStar in writing to Customer, or to the extent that Customer specified the manner in which NeuStar was to perform; or

(c)   any infringement, misappropriation or violation of any United States Intellectual Property right asserted by any third party relating to any customer material provided to NeuStar.

11.3.       Procedure.  Upon receiving notice of any third party claim covered by the indemnity obligations set forth in this Article, the Party entitled to indemnification under such Section (the “Indemnified Party”) shall promptly notify the other Party (the “Indemnifying Party”).  The right of indemnification hereunder shall not be adversely affected by a failure to give such notice, unless and only to the extent that the Indemnifying Party is materially prejudiced thereby.  The Indemnifying Party may assume control of the defense of any such claim; however, the Indemnified Party may, at its own cost and expense, participate through its attorneys or otherwise, in such investigation, trial and defense of such claim and any appeal arising therefrom.  The Indemnifying Party shall not settle any such claim without the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld or delayed, unless such settlement is solely for monetary damages for which the Indemnified Party is fully indemnified therefor under this Master Services Agreement.  If the Indemnifying Party does not assume full control over the defense of a claim pursuant to this Section, then the Indemnifying Party may participate in such investigation, defense or trial, at its sole cost and expense, and the Indemnified Party shall have the right to defend or settle such claim in such manner as it may deem appropriate, solely at the cost and expense of the Indemnifying Party.

11.4.       Option.  In addition to the foregoing indemnification obligations, if all or any part of a Service or a Deliverable is, or in the reasonable opinion of NeuStar may become, the subject of a claim of infringement, misappropriation or violation of a third party’s United States Intellectual Property rights, NeuStar may, at its sole discretion and expense, either (a) procure for Customer the right to continue receiving and using the Services or Deliverable; or (b) replace or modify the allegedly infringing aspect of the Services or Deliverable to make it non-infringing, without altering its functionality.

12.  GENERAL.

12.1.       Assignment.  Neither Party may assign or otherwise transfer all or any portion of its rights or obligations under this Master Services Agreement without prior written consent of the other Party, which consent shall not be unreasonably conditioned, withheld or delayed, except that either Party may assign this Master Services Agreement without consent to

(a)   any Affiliate of such Party;

(b)   an entity which acquires all or substantially all of the assets of such Party; and

(c)   a successor in a merger or acquisition.

Any assignment or transfer in violation of this Section shall be void and have no effect.

12.2.       Notices.  Any notices, requests, demands, and determinations under this Master Services Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (a) when delivered by hand, (b) one (1) Business Day after being transmitted via an express, overnight courier with a reliable system for tracking delivery, delivery costs paid (c) when sent by confirmed facsimile with a copy delivered by another means specified in this Section, or (d) on the day an authorized employee of the receiving party accepts receipt in writing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, to the address listed on the first page of this Master Services Agreement.  A Party may from time to time change its address or designee for notice purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

12.3.       Counterparts.  This Master Services Agreement may be executed in counterparts, all of which taken together shall constitute one single agreement between the Parties.

12.4.       Relationship of Parties.  The Parties are independent contractors, bound to each other only as provided for herein.  Neither Party has the authority to bind, act on behalf of or represent the other.  Except as expressly set forth in this Master Services Agreement or any Service Agreement, nothing in this Master Services Agreement creates a relationship of partnership, employer and employee, principal and agent, master and servant, or franchisor and franchisee.  Neither Party shall act or fail to act in a way that could reasonably cause others to believe that it has authority to act on behalf of the other beyond the authority expressly granted herein.

12.5.       Severability and Modification.

(a)   In the event that any provision of this Master Services Agreement conflicts with the law under which this Master Services Agreement is to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be modified to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law.  The remainder of this Master Services Agreement shall remain in full force and effect.

(b)   If any state or federal body of competent jurisdiction determines that any provision of this Master Services Agreement violates any applicable rules, policies, or regulations, both Parties shall make reasonable efforts to promptly bring this Master Services Agreement into compliance and shall endeavor in those efforts to preserve for both Parties the economic benefits as reflected in this Master Services Agreement to the maximum extent possible.

12.6.       Consents and Approval.  Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Master Services Agreement, such action shall not be unreasonably delayed, conditioned or withheld.  An approval or consent given by a Party under this Master Services Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Master Services Agreement, nor shall it be construed as a waiver of any rights under this Master Services Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

12.7.       Waiver of Default.  No waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, waiver, or discharge is sought to be enforced.  A delay or omission by either Party hereto to exercise any right or power under this Master Services Agreement shall not be construed to be a waiver thereof.  A waiver by either of the Parties of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant.

12.8.       Cumulative Remedies.  Except as otherwise expressly provided, all remedies provided for in this Master Services Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

12.9.       Survival.  Any provision of this Master Services Agreement which contemplates performance or observance subsequent to any termination or expiration (in whole or in part) shall survive any such termination or expiration (in whole or in part, as applicable) and continue in full force and effect.

12.10.     Third Party Beneficiaries.  This Master Services Agreement shall not be deemed to create any rights in third parties, including End Users, suppliers and customers of a Party, or to create any obligations of a Party to any such third parties, or to give any right to either Party to enforce this Master Services Agreement on behalf of a third party.

12.11.     Governing Law.  This Master Services Agreement and performance under it shall be governed by and construed in accordance with the laws of the State of New York, without regard to its choice of law principles (except Sections 5-1401 and 5-1402 of the New York General Obligations Law) or the U.N Convention on Contracts for the International Sale of Goods.  The Parties hereby expressly opt-out from the applicability of any State’s version of the Uniform Computer Information Transactions Act (“UCITA”).

12.12.     Waiver of Jury Trial. To the extent applicable, the Parties each waive any right they may have to a trial by jury in any legal proceeding arising from or related to this Master Services Agreement.

12.13.     Order of Precedence.  Any conflict among or between the terms and conditions of the documents making up this Master Services Agreement will be resolved in accordance with the following order of precedence (in descending order of precedence:

(i)            this Master Services Agreement,

(ii)           the Addenda;

(iii)          the Service Agreements.

12.14.     Entire Agreement.  This Master Services Agreement constitute the entire agreement between the Parties with respect to the subject matter in this Master Services Agreement, and supersede all prior agreements, whether written or oral, with respect to the subject matter contained therein.  This Master Services Agreement may be modified only by a written instrument executed by both parties.

CUSTOMER:
VONAGE HOLDING CORP.	NEUSTAR, INC.

By:	/S/	By:	/S/
	(Signature)		(Signature)
Printed Name:	MICHAEL TRIBOLET	Printed Name:	MICHAEL R. LACH
Title:	EVP OPERATIONS	Title:	PRESIDENT AND CEO
Date:	12/29/04	Date:	01/04/05

Address:	2147 Route 27	Address:	4600 Center Oak Plaza
	Edison, NJ 08817		Sterling, VA 20166

SCHEDULE 1
TO
OSS MASTER SERVICES AGREEMENT

Definitions

The following terms shall have the following definitions.  Other terms used in this Master Services Agreement are defined in the context in which they are used and have the meanings there stated or are defined in the applicable Transaction Document.

1.     “Affiliate” shall mean, with respect to any entity, any other entity Controlling, Controlled by or under common Control with such entity, whether directly or indirectly through one or more intermediaries.

2.     “Business Day” or “business day” means Monday through Friday, 8:00 a.m. to 8:00 p.m. EST, excluding Federally recognized holidays, as well as the Friday immediately following Thanksgiving Day and the day before Christmas.

3.     “Confidential Information” shall mean all information, in any form, disclosed by the disclosing Party to the other Party which:

(a)  concerns the operations, plans, know-how, trade secrets, business affairs, personnel, customers or suppliers of the disclosing Party; or

(b)  the receiving Party knows or might reasonably expect is regarded by the disclosing Party as the confidential information of the disclosing Party;

(c)  is designated as confidential, restricted, proprietary, or with similar designation; or

(d)  concerns any of the terms or conditions or other facts with respect to this Master Services Agreement.

4.     “Control” and its derivatives shall mean legal, beneficial or equitable ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding voting capital stock (or other ownership interest, if not a corporation) of an entity, or actual managerial or operational control over such entity.

5.     “Days” or “days” shall mean calendar days unless otherwise specified.

6.     “Deliverables” shall mean the final material that NeuStar is required to deliver to Customer in accordance with a Statement of Work.

7.     “End User” shall mean the Person to which Customer ultimately provides services.

8.     “Events of Default” shall mean any of the following:

(a)  any representation or warranty made by a Party in this Master Services Agreement which was incorrect in any respect when made and that could reasonably be expected to have a material adverse effect upon the other Party’s ability to realize the benefits of its bargain;

(b)  a material breach of this Master Services Agreement that is not cured within thirty (30) days after notice of breach to the breaching Party;

(c)  Customer’s failure to make any payment or any other amount when such payment or amount is due and such failure continues for fifteen (15) days after receipt of notice of such failure;

9.     “Fixed Price Basis” shall mean a compensation arrangement in which NeuStar assumes responsibility for the performance of professional services and/or delivery of any Deliverables set forth in a Statement of Work for a fixed price.

10.   “Intellectual Property” shall mean all intellectual property rights, including by way of explanation, but not by limitation, those statutory or common law rights in and relating to copyrights, patents, trademarks, trade secrets, moral rights, or any similar rights.

11.   “Losses” shall mean liabilities, damages and related costs and expenses, including fines, levies, assessments, reasonable legal fees, allocable costs of in-house counsel, and disbursements and costs of investigations, litigation, settlement, judgment, interest and penalties.

12.   “Master Services Agreement” shall mean this OSS Mister Services Agreement, and all Addenda, Exhibits and Schedules thereto.

13.   “OSS” means operations support systems.

14.   “Person” means any individual, corporation, proprietorship, firm, partnership, limited liability company, trust, association or other entity.

15.   “Time and Materials Basis” shall mean a compensation arrangement in which NeuStar estimates the number of hours and cost of materials required to perform professional services in accordance with a Statement of Work and, if applicable, complete and deliver any Deliverable(s), and bills Customer for the hours actually worked and material actually expended.

16.   “TN” means a telephone number.

17.   “Working Telephone Number” or “WTN” shall mean a working telephone number (e.g., NPA/NXX/XXXX) for an End User.

18.   “United States Intellectual Property Right(s)” shall mean any and all Intellectual Property Rights recognized by United States law, treaty or courts.

ADDENDUM
TO
OSS MASTER SERVICES AGREEMENT

ENHANCED SERVICE REQUEST

Enhanced Service Order

TABLE OF CONTENTS

TABLE OF CONTENTS			I

1.	GENERAL TERMS		1

2.	SERVICE DESCRIPTION		1

	2.1	ESR Send	1
	2.2	ESR Receive	2
	2.3	Availability	2

3.	PRICE LIST		2
	3.1	Obligations	2
	3.2	Setup Fees	2
	3.3	Transaction Service Fees	2
	3.4	Training Fees	3
4.	SIGNATURE PAGE		4

i

1.         GENERAL TERMS

This Enhanced Service Order Agreement (“Service Agreement”) is entered into as of the 27th day of December, 2004 (“Effective Date”) between NeuStar, Inc. (“NeuStar”) and Vonage Holdings Corporation_(“Customer”), and shall be governed by the terms and conditions of the OSS Master Services Agreement (“Master Services Agreement”) dated as of the 27th day of December, 2004, between the Parties.  Terms used in this Agreement that are not defined below or in the Master Services Agreement are defined in the context in which they are used and have the meanings there stated.

This Service Agreement describes the features of NeuStar’s Enhanced Service Request Service (the “Service”).  This Service is one of a number of services comprising the NeuStar OSS Clearinghouse solution.

NEUSTAR IS ONLY OBLIGATED TO PERFORM THOSE SERVICE FEATURES SPECIFIED IN THE PRICE LIST SET FORTH HEREIN.

The Term of this Service Agreement shall begin on the Effective Date above and unless terminated as provided under the Master Services Agreement shall continue for five (5) years thereafter (the “Service Term”).

2.              SERVICE DESCRIPTION

The Enhanced Service Request is a NeuStar OSS Clearinghouse service that automates the processing of transactions from an Enhanced Service Provider (“ESP”) to a facilities-based competitive local exchange carrier (“CLEC”) required to provision services.

NeuStar’s Enhanced Service Request Service supports the following functions:

ESR Send

ESR Receive

2.1   ESR Send

The ESR Send function enables ESPs to request services from their CLEC trading partners.  The request supports new, modify, cancel and disconnect requests.  Upon submission each request is validated against a generic set of business rules.  Business rule validation error details are provided to the end user or upstream system for correction before delivery to the CLEC trading partner.  The ESR Send functionality includes a Web GUI from which ESPs can enter orders as well as an XML over SOAP API for upstream integration.

ESR Send also supports the receipt of information from a CLEC trading partner such as Due Date, Jeopardy Reasons, Reject Reasons, and Completion Date.  CLEC trading partner information is viewable by the ESP via the ESR Order service Web GUI as well as via the XML over SOAP API.

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2.2  ESR Receive

The ESR Receive function enables CLECs to receive orders from their ESP trading partners in an automated fashion.  ESR Receive supports new, modify, cancel and disconnect requests.  ESR Receive also supports CLEC specific business rule validation upon receipt of each request.  Automated rule validation error details are provided to the ESP for correction.

ESR Receive supports the transmission of order status (Due Date, Jeopardy Reasons, Reject Reasons, Completion Date ) to the ESP.  ESR Receive also provides a Web GUI from which CLEC users can view ESRs as well as an XML over SOAP API for downstream integration.

2.3       Availability

The above-listed services are available for a given trading partner only in the event that the trading partner supports the functionality, and such functionality is supported through an electronic bonding interface.  Where a trading partner does not support an e-bonding interface, NeuStar will send the service requests to the trading partner via fax, spreadsheet or email, where supported by the trading partner.

3.     PRICE LIST

3.1       Obligations.

NeuStar shall provide the services described herein between Customer and the following [...***...] trading partners:  [...***...], subject to the limitations set forth in Section 2.3 above.  Additional Trading Partners may be added at Customer request, subject to the limitations set forth in Section 2.3 above, the financial terms set forth is section 3.2 below, and the terms and conditions of an applicable Statement of Work to be agreed upon by the parties.

3.2       Setup Fees.

Customer shall pay NeuStar a setup fee in accordance with the terms as set forth on Schedule 1 attached hereto.

3.3  Transaction Service Fees.

Each month Customer shall pay NeuStar a monthly fee based upon the table set forth in Schedule 1 attached hereto.

*** Confidential Treatment Requested

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3.4       Training Fees.

Included in the setup fees above is [...***...] of “train the trainer” training session at NeuStar’s Sterling, VA facility (“Initial Training”).  Initial Training will train the trainer on the NeuStar ESR Solution.  Initial Training must be used within sixty (60) days from the Effective Date.

Additional training may be offered, upon Customer request.  Customer shall pay NeuStar [...***...].  In addition, Customer shall be responsible for reasonable travel related expenses, if such training is to be conducted at Customer location.

*** Confidential Treatment Requested

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4.              SIGNATURE PAGE

This Service Agreement is executed by the duly authorized representatives of the Parties:

CUSTOMER:

VONAGE HOLDING CORP.		NEUSTAR, INC

By:	/s/	By:	/s/
	(Signature)		(Signature)

Printed		Printed
Name:	MICHAEL TRIBOLET	Name:	MICHAEL R. LACH

Title:	EVP OPERATIONS	Title:	PRESIDENT AND COO

Date:	12/29/04	Date:	01/04/05

Address:	2147 Route 27	Address:	46000 Center Oak Plaza
	EDISON, NJ 08817		STERLING, VA 20166

BILLING CONTACT

Name: CHRISTINE MOREHOUSE
Title:
Address: 2147 ROUTE 27
EDISON, NJ 08817
Telephone: 732-226-2999
Facsimile: 732-476-5243
E-mail: cmorehouse@vonage.com

4

Schedule 1 to the Enhanced Service Request

Transaction Service Fees

Customer shall pay to NeuStar, each month, the following fee based on the aggregate number of ESR Send orders (per Telephone Number) provided under this Service Agreement.

Each month Customer shall pay NeuStar the greater of:

(a)                                  [...***...] per schedule set forth in the Monthly Schedule Table below; or

(b)                                 An amount equal to the product of [...***...] for each request type in each Transaction Tier on a calendar month basis and the applicable rates specified in the Monthly Schedule Table below:

Monthly Schedule
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
Monthly [...***...]	[...***...]	[...***...]	[...***...]	[...***...]
Effective April 1st, 2006
Monthly [...***...]	[...***...]
Monthly [...***...]	[...***...]	(This monthly [...***...] shall apply for remainder of the term)
Price per Transaction [...***...]		[...***...]

Transaction cost is inclusive of [...***...].  The services described herein are [...***...].  Accordingly, such corresponding fees are not represented in this fee schedule.  Should Customer establish the need for such transactions, the Parties agree to negotiate a service addendum that will address such capabilities.

Setup Fees

Customer shall pay NeuStar a one-time set-up fee equal to [...***...] for implementation of services and for set-up of trading partner interfaces for the [...***...] trading partners identified in Section 3.1 above.  Additional trading partners may be added for an additional fee of [...***...] per trading partner.

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Customer shall pay NeuStar an additional fee of [...***...] subject to successful production turn-up of the ESR Send capability to the first trading partner prior to [...***...].

[...***...] of the setup fees stated above will be invoiced upon contract signature and due net 30.

NeuStar will invoice Vonage for the remaining [...***...] upon Vonage’s written acknowledgement that it has experienced [...***...] of continuous uptime in production mode.

*** Confidential Treatment Requested

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ADDENDUM
TO
OSS MASTER SERVICES AGREEMENT

The NeuStar OSS Clearinghouse

TABLE OF CONTENTS

The NewStar OSS Clearinghouse

TABLE OF CONTENTS				I
1.	INTRODUCTION			1
2.	CLEARINGHOUSE			1
	2.1	Data Center		1
	2.2	Network Connectivity		1
	2.3	Customer Support Services		1
		2.3.1	Trading Partner Certification	2
		2.3.2	Systems Integration	2
		2.3.3	Training	2
		2.3.4	Documentation	2
		2.3.5	Testing	3
		2.3.6	Trading Partner / Industry Change Management	3
		2.3.7	Help Desk	3
	2.4	System Interfaces		5
		2.4.1	User Interface	5
		2.4.2	Application Programming Interface	5
		2.4.3	Custom OSS Adaptors	5
3.	SERVICE LEVEL AGREEMENT			5
	3.1	Availability		6
	3.2	Exclusions		6
	3.3	Remedies		6
4.	ANCILLARY SERVICES			7
	4.1	Disaster Recovery		7
		4.1.1	Backups	7
		4.1.2	Security	7

i

1.              INTRODUCTION

The NeuStar OSS Clearinghouse is a centrally managed, information interchange processing facility that provides OSS interconnection services to a customer under a NeuStar OSS Master Services Agreement.  These services enable the exchange of different types of information with multiple trading partners (“Trading Partners”).  The Clearinghouse supports multiple service suites, each of which is further described in separate Service Agreements under the OSS Master Services Agreement.  Capitalized terms used by not defined herein shall have the meanings ascribed to them in the OSS Master Services Agreement, dated as of December 27th, 2004, by and between NeuStar, Inc. and Vonage Holdings Corporation (the “Master Services Agreement”), and the services herein are deemed Services under the Master Services Agreement.

2.              CLEARINGHOUSE

2.1                               Data Center

The NeuStar OSS Clearinghouse is hosted in the NeuStar Data Center, which provides hosting for mission-critical services to the telecommunications industry.  The Data Center is responsible for operating and maintaining network equipments and servers for the NeuStar OSS Clearinghouse.  It operates a Network Operations Center (NOC) that provides network monitoring and customer support on a 24x7 basis.

2.2                               Network Connectivity

Network connectivity to the NeuStar clearinghouse (the “Clearinghouse”) is required from both the Customer to the Clearinghouse and from the Clearinghouse to the Trading Partner’s networks.

Connectivity to Customer

Customer connectivity with NeuStar’s OSS Clearinghouse may be based on the public access Internet or on a dedicated circuit and is the responsibility of Customer.

Customer may have existing circuit connectivity to NeuStar used for other NeuStar service offerings, (e.g., Number Portability Administration Center (“NPAC”) connectivity).  If Customer desires to utilize such existing connectivity for access to the NeuStar OSS Clearinghouse system, then-Customer must seek written approval from NeuStar.  Customer understands, however, that such use of existing interconnection facilities (e.g., NPAC) is not recommended by NeuStar and, therefore, any service outage of the OSS Clearinghouse Services described under the Master Services Agreement and/or any attached addendum or Service Agreement that is caused by an outage of such other connectivity to a separate NeuStar system shall be excluded from the determination of whether NeuStar has met any service level requirement.

Connectivity to Trading Partners

NeuStar connectivity to Trading Partners is accomplished through an established network of physical circuits to the various ILEC and IXC data centers.  The NeuStar Clearinghouse provides certified interfaces to access these Trading Partner gateway systems.

The Trading Partner access network provides high speed, redundant circuits to each of these Trading Partner data centers, which terminate at the appropriate routers to access the required gateway systems.

2.3                               Customer Support Services

1

2.3.1                     Trading Partner Certification

The NeuStar OSS Clearinghouse certifies its interfaces with the Trading Partners.  Following is a description of the certification process.

Define Certification Requirements—When a new Trading Partner interface is to be supported, the requirements for the interface are captured and memorialized in a writing provided to Customer and Trading Partner and any system components need are developed or configured.

Kick-Off Meeting—The official start of the certification process is with the Kick-Off Meeting, where the NeuStar OSS Clearinghouse Certification Team meets with the Trading Partner Certification Team.  Written Test Plans and a written Test Schedule are reviewed and agreed to for the testing process.

Establish Trading Partner Connectivity—The Trading Partner gateways must be able to recognize and accept transactions from the Customer.  This requires that the Trading Partner IDs and relationships are configured into the Trading Partner gateway, tested and certified.  NeuStar utilizes the Trading Partner specified transport methods such as Connect:Direct, CORBA, or Interactive Agent as a means of transmitting requests and receiving responses.  The testing and certification of the interface is a critical part of the Trading Partner connectivity component.

Develop Test Plan and Test Data—The Certification is based on a set of agreed upon tests that demonstrate that the NeuStar OSS Clearinghouse system is able to meet the Trading Partner’s Interface and operate successfully.  NeuStar, working with the Trading Partner’s team develop the plan and the data, with expected results (collectively the “Test Plan”) and a schedule for performing and completing the Test Plan (the “Test Schedule.”)

Execute and Pass all Test Cases—Once connectivity is established, the test orders will be submitted and worked as issues arise until all tests are in passed status.  The NeuStar Certification Team is dedicated to this process and ensures that test cases are completed and all issues are resolved.

Receive Trading Partner Certification—Once all test cases have been executed and passed successfully, the Trading Partner will certify that the NeuStar OSS Clearinghouse is certified on its gateway.

2.3.2                     Systems Integration

NeuStar offers systems integration support, on a professional services basis, for Customers that select to use the Clearinghouse API or OSS Adaptor.

2.3.3                     Training

NeuStar provides end user training for Clearinghouse Customers.  Users who undergo training will learn the processes for both data input and output, and will have hands-on training with instruction on using the Web-based interface.  Training sessions can be designed with a “train the trainer” approach, allowing students to return from the training with the ability to transfer materials and capabilities to additional users of the Clearinghouse.

The training may be delivered remotely via a web cast session, in-house at the NeuStar training facility or, on site with the Customer.  Pricing for training is set forth in the applicable Service Agreement.

2.3.4                     Documentation

NeuStar provides documentation for its Clearinghouse Customers, including the following:

(a)          User Guide describing the features of the Clearinghouse Service;

(b)         Online Help describing the trading partner business rules; and

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(c)          Training Materials to all students participating in our training sessions.

2.3.5                     Testing

The NeuStar Clearinghouse provides Customers access to a test system that enables the testing of system changes at the Clearinghouse.  This gives Clearinghouse Customers the ability to test changes prior to going to production.

2.3.6                     Trading Partner / Industry Change Management

NeuStar maintains the Trading Partner interfaces to ensure compliance with industry standards and the Trading Partner specific business rules.  Interface changes are implemented to meet industry requirements and individual Trading Partner release schedules.

2.3.7                     Help Desk

(a)   The NeuStar OSS Clearinghouse provides Help Desk services for customer support during Standard Business Day (as defined in the Master Services Agreement).  The Help Desk is the single point of initial contact for Customers to contact the Clearinghouse and open a trouble ticket or obtain information.  The Help Desk will open and track all customer requests until they are closed.  NeuStar’s Help Desk number is [...***...].

(b)   Escalation Path For Technical Support Issues: If Customer is not satisfied with the technical support provided by NeuStar, Customer may follow and initiate the escalation path (including any appropriate escalation to a higher level contact) to the associated contacts as set forth below.  Such contacts may be changed from time-to-time, upon reasonable and prior written notice to Customer.

Level	Name	Position	Phone #	Cell Phone	Email
Initial Contact	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
Secondary Contact	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
Final Contact	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]

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(c) The following table describes NeuStar’s severity levels and their associated resolution procedures.

Severity Level	Conditions	Resolution	Closure
1 Critical business impact 2 Significant business impact 3 Minimal business impact

Complete loss of
service and work
cannot reasonably
continue

Real or perceived data
loss or corruption

An essential part of the
service is unusable

No workaround is
available

Functionality of the
service is seriously
affected or gives
unexpected or incorrect
results

A workaround is
available, but can only
be used for a short time

Issue can be
circumvented

Service can be used
with only slight
inconvenience

NeuStar Customer Support
will work around the clock
and Customer agrees to
commit resources 24 hours a
day until problem resolved.
Fixes will be applied as
emergency patches.

The Severity Level may be
downgraded if a viable
workaround is established.

Fixes may be delivered as
emergency patches. Fixes
could alternatively rolled out
in next Maintenance Release.

The Severity Level may be
downgraded if a viable
workaround is established.

Fixes may be implemented in
next service upgrade/update

Customer receives a
workaround or
information that resolves
the issue and has tested
workaround and/or
resolution

Patch is implemented, if
issue is due to a software
defect

Customer receives
information that resolves
the issue

Patch is implemented, if
issue is due to a software
defect

Next upgrade/update to
include fix

4

4 Little business impact	Feature Requests Documentation enhancement Cosmetic issues	Fixes may be implemented	Customer receives information that resolves the issue. Fix implemented NeuStar Product Management reviews the Feature Request and NeuStar Customer Support notifies the Customer of status

2.4                               System Interfaces

The NeuStar Clearinghouse provides three system interface options.  Clearinghouse Customer’s may choose to enter their orders directly in the Clearinghouse graphical user interface (GUI), through a mechanized interface that utilizes the Clearinghouse’s Application Program Interface (API), or through the OSS Adaptor.

2.4.1                     User Interface

The Clearinghouse is accessible to users via a graphical user interface (GUI) using a standard web-browser.  The GUI allows the Customer to create and update order transactions, as well as monitor and manage the processes involved in interconnection.  This enables order entry and tracking, and enables users to manage exceptions and resolve fallout.

2.4.2                     Application Programming Interface

NeuStar’s OSS Clearinghouse services are accessible via a bi-directional XML Application Programming Interface (API).  All request and response messages exchanged with the Customers back office systems are formatted as XML documents.

2.4.3                     Custom OSS Adaptors

OSS Adaptors enable external customer systems to integrate to the OSS Clearinghouse API.  The NeuStar Clearinghouse provides an OSS Adaptor Toolkit that can be used to integrate to the Customer’s back-office systems.  Customers may choose to use the adapter toolkit to integrate information presented in customer specific format and transform it to meet the NeuStar API requirements.

3.              SERVICE LEVEL AGREEMENT

NeuStar will provide the OSS Clearinghouse Service in accordance with the service levels set forth herein.

3.1                               Availability

NeuStar will ensure availability of the OSS Clearinghouse Service (“Service Availability”) of at least [...***...] (“Minimum Service Availability”).  The

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Service is considered unavailable if Customer is unable to perform transactions as described in an applicable Service Agreement.

3.2                               Exclusions.

In determining whether NeuStar has met any service levels, including any additional SLA set forth herein or in a Service Agreement under the OSS Master Services Agreement, failures and interruptions caused by the following shall be excluded:

•                  facilities, hardware, or software provided by or under the control of Customer;

•                  acts or omissions from or by Customer;

•                  LEC or Trading Partner system outages or unavailability;

•                  NeuStar scheduled maintenance—which shall be announced and communicated to Customer and any changes to the standard maintenance schedule shall be communicated to Customer at least seven (7) days in advance;

•                  anything beyond the point at which NeuStar connects to the public Internet;

•                  NeuStar compliance with Customer-provided specifications or directions; or

•                  a Force Majeure Event (as defined in the Master Services Agreement).

3.3                               Remedies

If Service Availability fails to meet the Minimum Service Availability requirement for [...***...], then the Parties will assign appropriate management personnel and investigate the reasons for the failure to meet the Minimum Services Availability.  NeuStar will then identify the impact on Customer and develop a plan for improvement (“Improvement Plan”).

The Improvement Plan will be developed and submitted to Customer within [...***...], and will detail the actions to be taken for improving performance to the acceptable service level and identify dates for achieving such results.

If NeuStar fails to achieve the service level by the date committed in the Improvement Plan, then NeuStar shall apply a [...***...] that NeuStar misses Minimum Service Availability.  The maximum service credit that shall be applied for all service level failures [...***...] of the monthly transaction-based fees in any given billing month.

NeuStar’s obligation to apply a credit is contingent on Customer submitting a support request within two (2) days of the outage or failure via e-mail or telephone to NeuStar’s customer support department.  Such support request must contain up-to-date contact information and accurately state the nature of the problem as known to Customer.  Upon Customer’s submission of such support request, NeuStar shall automatically apply such credits to Customer’s account.

If NeuStar fails to achieve Minimum Service Availability by more than [...***...] months, Customer may terminate the Master Services Agreement.

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4.              ANCILLARY SERVICES

4.1                               Disaster Recovery

The NeuStar OSS Clearinghouse is deployed in [...***...] geographically dispersed data centers, one as the primary, and [...***...], with high-speed network connections between the [...***...] data centers.

The primary data center has a separate secured facility that stores the backup data on tapes from the data center.  In the case of disaster, Customers’ data can be restored from the backup facility.  The data center has a comprehensive security measures including network security and building security, minimizing the risk of the data center being attacked from the Internet as well as by human intrusion.

4.1.1                     Backups

NeuStar performs and logs daily and weekly backups of transaction and system data using NeuStar’s enterprise backup system.  The backup includes operating systems, software application, scripts, utilities, databases, and logs used in providing the Service.

4.1.2                     Security

NeuStar provides industry standard security features to protect the NeuStar OSS Clearinghouse.  NeuStar’s security system incorporates authentication, access control, logging, security, and encryption techniques.

*** Confidential Treatment Requested

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Enhanced Service Order Agreement
Vonage Holdings Corporation
NeuStar, Inc.

This Addendum (“Addendum”) is made and entered into as of the last date signed below (the “Addendum Effective Date”) by and between Vonage Network Inc. and NeuStar, Inc. (“NeuStar”).

Background

WHEREAS, Vonage and NeuStar have entered into that certain OSS Master Services Agreement (the “Agreement”) and Enhanced Service Order Agreement (“Service Agreement”), effective December 27, 2004; and the Agreement and the Service Agreement were assigned on effect as of January 1, 2005, by Vonage Holdings Corp. in a corporate reorganization to Vonage Network Inc., (“Vonage”) a wholly owned subsidiary of Vonage Holdings Corp

WHEREAS, Vonage and NeuStar have reached agreement on the additional services that NeuStar will provide to Vonage under the terms and conditions set forth herein and in the Agreement and the Service Agreement.

Addendum

THEREFORE, in exchange for the consideration and covenants herein, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1.                           NeuStar shall provide the ESR Receive functionality to Vonage Trading Partners.  For every CLEC trading partner of Vonage that receives ESR transactions from Vonage via NeuStar’s ESR Receive service, Vonage shall pay NeuStar the fees set forth in the table below for each transaction successfully delivered by Neustar to such CLEC trading partner.  For purposes of this Addendum, “transaction” shall have the meaning set forth in the Service Agreement.

2.                           NeuStar shall seek, with reasonable assistance from Vonage, Letters of Authorization from all of Vonage’s CLEC trading partners authorizing NeuStar to process, on Vonage’s behalf, LSR preorder and ordering transactions.

3.                           For every ESR request for which NeuStar […***…] processes an […***…] transaction […***…] on behalf of Vonage, […***…] Vonage shall pay NeuStar a fee of […***…].  Where rejections encountered in the ESR fulfillment process managed […***…] NeuStar shall assess an additional fee of […***…] for each incident […***…].

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4.                           For every ESR request for which NeuStar conducts an […***…] transaction on behalf of Vonage, NeuStar shall charge the fees set forth in the table below.  In addition, when authorized by the CLEC trading partner, Vonage may request that NeuStar process related […***…] to the […***…] on its behalf.  For this service NeuStar shall charge the fees set forth in the table below.

5.                           Vonage may request NeuStar to perform […***…] for certain subscribers as described in the Statement of Service.  NeuStar shall perform such […***…] for a fee of […***…] within normal business hours and $15 per TN outside of standard business hours.  Vonage shall provide NeuStar with a 5 business day advance notice and a 2-hour window within which such […***…] shall need to be scheduled.  This is in addition to normal transaction fees and this is distinct from the […***…] described in the SOS.

6.                           For every ESR request received from Vonage that involves a […***…], NeuStar shall send a […***…] transaction to the […***…] for the subscriber.  NeuStar shall charge Vonage the fees set forth in the table below for every […***…] for which such a transaction is processed.

The table below detailsthe various charges discussed in Sections 3-5 above, with additional details where appropriate, and supersedes all pricing or fees in the Agreement or Service Agreement, and the Enhanced Service Order, or Addendum to either, or other orders or documents between the parties:

Per transaction fee based on volume tiers (aggregate)
Transaction Type	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]

Per transaction fee based on volume tiers (aggregate)
Transaction Type	[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]

Per transaction fee based on volume tiers (aggregate)
Transaction Type	[…***…]	[…***…]	[…***…]
[…***…]
[…***…]	[…***…]	[…***…]	[…***…]

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Per transaction fee based on volume tiers (aggregate)
Transaction Type	[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]	[…***…]

7.                           The following monthly recurring fee schedule replaces any and all […***…] pricing stated in the Addendum to the Agreement and the Service Agreement, and all related addenda or orders related to any of such documents.

Each month Customer shall pay NeuStar the greater of:

(a)                                  […***…] commitment amount set forth in the table below; and

(b)                                 An amount equal to the product of […***…] on a calendar month basis and the applicable rates specified in the Transaction Type table set forth above:

Monthly Schedule
[…***…]	Month […***…]	Month […***…]
Monthly […***…]	[…***…]	[…***…]

Effective Month […***…]
Monthly Tiers
Monthly […***…]	[…***…]

The […***…] amounts set forth in the table above, shall become effective on the first production order flows from Vonage to […***…] or their affiliates (hereinafter collectively “XO)”) through the NeuStar system, and shall apply as set forth above through the term of the Service Agreement.

If within ninety (90) days of the Addendum Effective Date, […***…] Vonage may terminate this Addendum, the Agreement, and the Service Agreement, and all related addenda or orders related to any of such documents or agreements between the parties upon thirty (30) days advance written notice, with no penalty and no further obligation to Vonage; provided, however, that any delay or inability to process such orders shall not be the direct result of delay, failure or action on the part of Vonage and Vonage shall have provided all […***…].

8.                           NeuStar shall establish with Vonage, mutually agreeable methods and procedures, for order delivery and addressing fallout during processing of orders, as described in the Statement of Service.

***     Confidential Treatment Requested

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9.                           If NeuStar fails for […***…] to meet any specific service levels set forth in the Vonage Statement of Service for Deployment of the NeuStar Clearinghouse (ESR) and related documents, then the Parties will assign appropriate management personnel and investigate the reasons for the failure to meet such service levels. NeuStar and Vonage will then identify the impact on Vonage and develop a plan for improvement (“Improvement Plan”).  The Improvement Plan will be developed and submitted to Vonage for approval […***…] and will detail the actions to be taken for improving performance to the acceptable service level and identify dates for achieving such results.  If NeuStar fails to achieve the service levels described in and by the date committed in the Vonage approved Improvement Plan […***…] unless otherwise mutually agreed upon by the Parties), then Vonage shall have the right to terminate this Addendum, the Agreement, and the Service Agreement, and all related addenda or orders related to any of such documents without penalty; provided, however, that such termination shall not relieve Vonage of the obligation to pay any amounts already due.

10.                     This Addendum may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by the parties.  Telecopied or facsimile signatures shall be given the same effect as originals.

11.                     Upon execution the Parties shall in good faith negotiate the issuance of a press release announcing and describing the relationship set forth herein, for release to the public within 30 days of execution of this agreement.

12.                     Neustar hereby consents to the assignment of the Agreement and the Service Agreement by Vonage Holdings Corp. to Vonage Network Inc.

Approved and Accepted By:

NeuStar, Inc.	Vonage Holdings Corporation

/s/	/s/
Signature	Signature

John Malone	Michael Tribolet
Printed Name	Printed Name

SVP	EVP Operations
Title	Title

7/26/05	7/22/05
Date:	Date:

***         Confidential Treatment Requested

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iPeer Program Participation Form

IPeer Participant Number

1. Effective Date:	12/8/04

2. Participant Name:	Vonage

3. Customer Contact Information:

Name:	Michael Tribolet

Phone Number:	732-528-2630

Fax Number:

Email Address:	Michael.Tribolet@vonage.com

4. Customer billing Contact Name and Address
(if different from above)

Name:	Christine Moorehouse

Address:	2147 Route 27

Edison, NJ 08817

5. Customer hereby agrees to be bound by the terms and conditions set forth in the IP Traffic Exchange/iPeer Program Participation Terms and Conditions (“Terms & Conditions”).

Signature of Authorized Customer Representative

/s/

Name:	Michael Tribolet

Title:	EVP Operations

Accepted by Neustar:

/s/

Name:	Michael Markovic

Title	VP, Account Management

NeuStar, Inc.
46000 Center Oak Plaza
Sterling, Virginia 20166

IP Traffic Exchange/iPeer Program, Participation Terms and Conditions

1.     SERVICE.  NeuStar shall provide to Participant (individually a “Party” and collectively the “Parties”) its Service Provider ENUM component of its IP Traffic Exchange services (the “Service”) in accordance with these Terms and Conditions. The Service is a clearinghouse service designed to enable efficient exchange of IP traffic between service providers by providing discovery of IP endpoints of other participants.  No other terms and conditions shall apply to the provision of the Service unless expressly agreed in writing by NeuStar and Participant.

2.     TERM.  The term of these Terms and Conditions shall begin on the Effective Date and shall continue for four (4) years thereafter (together with any renewals, the “Term”), unless terminated by either Party as provided herein.  Thereafter, the Term shall automatically renew for successive twelve (12) month periods.

3.     NO RESALE.  The Service is for use by Participant solely for its internal business purposes, and not for resale as a stand-alone product to any third party, including by way of a service bureau, provided, however, that Participant shall be authorized to provide the Service functionality to its customers to facilitate Participant’s other offered services.

4.     OPERATION.  On at least a quarterly basis (due at the beginning of each quarter), Participant shall provide NeuStar with transaction volume projections for that quarter.

5.     NON-INTERFERENCE.  In order to participate in the Program, Participant will be required to connect to NeuStar’s Clearinghouse system.  Participant may only use the connection to NeuStar’s systems (“Network Connection”) for the specific lawful business purposes outlined in these Terms & Conditions, or in any applicable exhibit or addenda.  Participant shall not use the Network Connection or its equipment or systems in a way that interferes in any way with or adversely affects the use of the NeuStar Clearinghouse by NeuStar or any other authorized third party user of the NeuStar Clearinghouse.  NeuStar reserves the right to cancel and/or temporarily suspend the delivery of Service if Participant engages in activities which cause disruption or damage to NeuStar’s network or which NeuStar reasonably believes may cause disruption or damage to NeuStar’s network.  NeuStar will provide Participant with notice of such suspension and will make reasonable efforts to work with Participant to restore Service.

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6.     PRICING AND BILLING.  The Service shall be provided free of charge from the Effective Date to December 31, 2005.  Beginning January 1, 2006, Participant shall receive a discounted rate of [...***...] of the commercially available rates for the Service for twelve (12) months, beginning January 1, 2006.  For the remainder of the Term thereafter, Participant shall pay NeuStar according to the then current commercially available rates.

The Parties agree that as of the Effective Date, NeuStar has not established the commercially available rates for the Service.  Therefore, prior to Participant’s obligation to pay beginning in the second (2nd ) year of the Term, the Parties shall negotiate in good faith a price and billing schedule to be attached hereto as Exhibit A.  In the event that, after reasonable good faith negotiations, the Parties are unable to reach agreement on a price and billing schedule, Participant shall have the right to terminate its participation in the Program with no further liability for either Party.

7.     SERVICE LEVELS.  Participant agrees that the Service will be provided on an “as is” basis and that there will be no assured service level agreements, including but not limited to availability and system response times.  Without limiting the generality of the above, however, NeuStar will make commercially reasonable efforts to provide the Service in a workmanlike and professional manner and to follow established industry best practices.  The Parties agree that upon commencement of the second (2nd) year of the Term, they shall negotiate appropriate service level agreements based upon mutual experience with the market which shall be attached as Exhibit C hereto.  In the event that, after reasonable good faith negotiations, the Parties are unable to reach agreement on a service level agreement, Participant shall have the right to terminate its participation in the program with no further liability.

8.     ADVISORY BOARD.  Participant agrees to serve during the Term as a member of NeuStar’s Product Advisory Board for the Service.  NeuStar expects that this board will meet approximately twice per year for the purpose of soliciting feedback and advice on the Service and possible enhancements or changes thereto.

9.     NORTH AMERICAN SERVICES.  Participant agrees that during the Term, NeuStar shall be the sole and exclusive provider of the Service to Participant with respect to any telephone numbers in the North America Numbering Plan (NANP).  In addition, during the Term, Participant shall not develop its own equivalent of the Service for use with NANP telephone numbers, nor shall Participant enter into any negotiations, discussions or agreements with any organization regarding the purchase of the Service or its equivalent for NANP telephone numbers.

10.  TERMINATION.  In the event that either Party commits a material breach of these Terms & Conditions, the other Party may, by giving written notice to the defaulting Party, terminate Participant’s participation in the Program, provided that the breaching Party shall have thirty (30) days to cure any such breach.  The foregoing notwithstanding, the non-defaulting party may pursue any legal remedies it may have under applicable law or principles of equity relating to such breach and subject to the terms of this Section.

Either Party may immediately terminate Participant’s participation in the program if the other Party (a) becomes or is declared insolvent or bankrupt; (b) is the subject of any proceeding related to its liquidation or insolvency (whether voluntarily or involuntarily) which is not dismissed within ninety (90) days; or (c) makes an assignment for the benefit of creditors.

Termination refers to the termination of the Parties’ respective commitments and obligations from and after the date of termination, but does not relieve the Parties of their payment, if any, and other obligations incurred prior to the date of termination.

11.  LIABILITY.  EACH PARTY’S LIABILITY HEREUNDER SHALL BE LIMITED TO THE LESSER OF (I) ACTUAL DIRECT DAMAGES, OR (II) AMOUNTS ACTUALLY PAID (INCLUDING BOTH PRINCIPAL AND INTEREST) TO NEUSTAR BY CUSTOMER IN CONNECTION WITH THE CONTESTED SERVICE OVER THE PRECEEDING TWELVE (12) MONTHS FROM THE TIME THE EVENT RESULTING IN LIABILITY OCCURS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL, OR OTHER INDIRECT DAMAGES. WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. WITHOUT LIMITING THE FOREGOING, NEUSTAR SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGES SUSTAINED BY PARTICIPANT OR ITS END USERS BY REASON OF ANY FAILURE IN OR BREAKDOWN OF THE CLEARINGHOUSE, THE SERVICE OR NEUSTAR-PROVIDED WEB APPLICATION SOFTWARE, OR FOR ANY INTERRUPTION OR DEGRADATION OF THE SAME, WHATEVER THE CAUSE OR DURATION THEREOF.

12.  WARRANTY DISCLAIMER.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEUSTAR

*** Confidential Treatment Requested

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DOES NOT MAKE, AND SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT, WITH RESPECT TO THE CLEARINGHOUSE, THE WEB APPLICATION SOFTWARE, AND THE SERVICES RENDERED HEREUNDER.

13.  CONFIDENTIALITY.  For a period of two (2) years from the date of disclosure thereof, or such longer period as required by regulation, law or court order, each Party shall use at least the same degree of care, but in any event no less than a reasonable degree of care, to prevent unauthorized disclosure of the other Party’s Confidential Information as it employs to avoid unauthorized disclosure of its own Confidential Information of a similar nature.  For purposes of these Terms and Conditions, Confidential Information shall mean any information that a Party indicates to the other Party is, or that the other Party is on notice or with respect to which a reasonable Party should be on notice, confidential in nature (e.g., marked “confidential” or “proprietary”).

14.  PUBLICITY.  Neither Party shall identify, either expressly or by implication, the other Party or use any of their trade names, trademarks, service marks, or other proprietary marks in any advertising, sales presentation, news releases, advertising, or other promotional or marketing materials without such other Party’s prior written consent, which shall not be unreasonably withheld.  Notwithstanding the foregoing, NeuStar may identify Participant as an IP Traffic Exchange Participant and shall have the right to issue a press release describing the Program and identifying Participant as a charter participant of the Program.

15.  DATA OWNERSHIP AND USE.  The Parties agree that Participant shall maintain sole and exclusive ownership of the data that it provides NeuStar to provision the Service and that such data shall be considered Confidential Information hereunder; provided, however, that NeuStar shall have the right to disclose elements of such data to other users of the Service only for the purpose of providing the Service as contemplated hereunder.

16.  SERVICE OWNERSHIP AND LICENSE.  NeuStar, or its licensors, has and shall have sole and exclusive ownership of all right, title and interest in and to the IP Traffic Exchange service, including, but not limited to, associated hardware, software, interfaces, and documentation, and all portions and copies thereof, including all associated intellectual property rights.  Without limiting the foregoing and notwithstanding anything else herein, Participant grants to NeuStar a non-exclusive right to use, reproduce, access, modify, distribute, transmit, exchange, export and relay any of the Participant’s data in the IP Traffic Exchange service to the extent necessary for NeuStar to provide the Service.  NeuStar grants to Participant a non-exclusive, non-transferable right and license to use the IP Traffic Exchange service and any associated web application software or tools for the limited purposes set forth herein.  Except as provided herein, Participant shall not modify, create derivative works based on, loan, rent, lease, give, sublicense, transfer, publish, disclose, display, reverse engineer, decompile, translate, adapt, or disassemble the IP Traffic Exchange service or associated web application software or tools.

18.  ENTIRE AGREEMENT.  These Terms and Conditions constitute the entire agreement between the Parties with respect to the subject matter herein, and supersede all prior agreements, whether written or oral, with respect to the subject matter contained therein.  These Terms and Conditions may be modified only by a written instrument executed by both parties.

19.  ASSIGNMENT.  Neither Party may assign or otherwise transfer all or any portion of its rights or obligations under these Terms and Conditions without prior written consent of the other Party, which consent shall not be unreasonably conditioned, withheld or delayed.

20.  GOVERNING LAW. These Terms and Conditions shall be governed by the laws of the Commonwealth of Virginia, without reference to its principles of conflict of laws or the U.N Convention on Contracts for the International Sale of Goods.  The Parties hereby expressly opt-out from the applicability of any State’s version of the Uniform Computer Information Transactions Act (“UCITA”).

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Letter of Authorization

To: [...***...] Communications

Re: Letter concerning authorization between Vonage Holdings, Inc and NeuStar, Inc.

By this letter, Vonage Network Inc. (hereafter, “ESP”) authorizes NeuStar, Inc., (hereafter, “NeuStar”) to act as its limited agent regarding pulling customer service records (“CSRs”) and processing local number portability (“LNP”) orders into and out of ESP’s network with respect to ordering of [...***...] Communications, Inc., [...***...] Communications Services, Inc. or their affiliates (hereinafter collectively “[...***...]”) services.

This Letter of Authorization (“LOA”) includes the following functions, but not limited to:

•                  Obtain CSR and local service request (“LSR”) information for activating, disconnecting, editing and escalating service orders for porting numbers onto and out of the ESP network

•                  Obtain information for processing directory listings for ESP orders.

•                  Obtain information for the purposes of resolving technical issues between the company interfaces.

•                  Obtain information for reporting and trending analysis for ESP

NeuStar is authorized to act on behalf of ESP with respect to ESP’s subscribers and future subscribers who provide Letters of Authorization to perform services on their behalf. ESP confirms that NeuStar will be explicitly notified that Letters of Authorization have been obtained for each transaction.

This limited agency authorization shall become effective from the date written above and shall remain in full force and in effect until terminated by ESR or NewStar upon ten (10) days prior written notice. This letter does not prohibit the Customers from acting on its own behalf. In the event of such revocation ESP and NeuStar shall promptly notify [...***...].

Vonage Network Inc.	NeuStar, Inc.
Acceptance	Acceptance

/s/	/s/
Authorized Signature	Authorized Signature

Michael Tribolet	Michael Markovic
Name: Print or Type	Name: Print or Type

EUP Operations	Vice President
Title	Title

7/22/07	7/25/05
Date	Date

*** Confidential Treatment Requested

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